As filed with the Securities and Exchange Commission on May 6, 2020

Registration Statement No. 333-127309

Registration Statement No. 333-166259

Registration Statement No. 333-186782

Registration Statement No. 333-203612

Registration Statement No. 333-218844

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT NO. 333-127309

REGISTRATION STATEMENT NO. 333-166259

REGISTRATION STATEMENT NO. 333-186782

REGISTRATION STATEMENT NO. 333-203612

REGISTRATION STATEMENT NO. 333-218844

UNDER

THE SECURITIES ACT OF 1933

ALLEGHANY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0283071
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Christopher K. Dalrymple

Senior Vice President, General Counsel and Secretary

Alleghany Corporation

1411 Broadway, 34th Floor

New York, New York 10018

(212) 752-1356

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ALLEGHANY CORPORATION AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN

ALLEGHANY CORPORATION SUBSIDIARY DIRECTORS’ STOCK OPTION PLAN

ALLEGHANY CORPORATION 2000 DIRECTORS’ STOCK OPTION PLAN

ALLEGHANY CORPORATION 2005 DIRECTORS’ STOCK PLAN

ALLEGHANY CORPORATION 2010 DIRECTORS’ STOCK PLAN

ALLEGHANY CORPORATION 2012 LONG-TERM INCENTIVE PLAN

ALLEGHANY CORPORATION 2015 DIRECTORS’ STOCK PLAN

ALLEGHANY CORPORATION 2017 LONG-TERM INCENTIVE PLAN

(Full Title of Plan)

Christopher K. Dalrymple

Senior Vice President, General Counsel and Secretary

Alleghany Corporation

1411 Broadway, 34th Floor

New York, New York 10018

(212) 752-1356

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statements (the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) by Alleghany Corporation, a Delaware corporation (the “Registrant”):

•

Registration Statement on Form S-8, File No. 333-127309, filed with the SEC on August 8, 2005, registering 120,487 shares of common stock, par value $1.00 (“Shares”), for issuance under the Registrant’s (a) Amended and Restated Directors’ Stock Option Plan, (b) 2000 Directors’ Stock Option Plan, (c) 2005 Directors’ Stock Plan, and (d) Subsidiary Directors’ Stock Option Plan.

•	Registration Statement on Form S-8, File No. 333-166259, filed with the SEC on April 23, 2010, registering 60,000 Shares, for issuance under the Registrant’s 2010 Directors’ Stock Plan.

•	Registration Statement on Form S-8, File No. 333-186782, filed with the SEC on February 21, 2013, registering 600,000 Shares, for issuance under the Registrant’s 2012 Long-Term Incentive Plan.

•	Registration Statement on Form S-8, File No. 333-203612, filed with the SEC on April 24, 2015, registering 60,000 Shares, for issuance under the Registrant’s 2015 Directors’ Stock Plan.

•	Registration Statement on Form S-8, File No. 333-218844, filed with the SEC on June 20, 2017, registering 400,000 Shares, for issuance under the Registrant’s 2017 Long-Term Incentive Plan.

This Post-Effective Amendment No. 1 to the Registration Statements is being filed solely for the purpose of providing the Consent of Independent Registered Public Accounting Firm attached as Exhibit 23.1 hereto.

Item 8.	Exhibits.

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP.

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 6, 2020.

ALLEGHANY CORPORATION

By:	/s/ Weston M. Hicks
	Name:	Weston M. Hicks
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities and on the date indicated.

Date: May 6, 2020	By:	/s/ Jerry G. Borrelli
Jerry G. Borrelli
Vice President (principal accounting officer)

Date: May 6, 2020	By:	*
Karen Brenner
Director

Date: May 6, 2020	By:	*
Ian H. Chippendale
Director

Date: May 6, 2020	By:	*
John G. Foos
Director

Date: May 6, 2020	By:	/s/ Weston M. Hicks
Weston M. Hicks
President and Director (principal executive officer)

Date: May 6, 2020	By:	/s/ Kerry J. Jacobs
Kerry J. Jacobs
Senior Vice President (principal financial officer)

Date: May 6, 2020	By:	*
Jefferson W. Kirby
Chairman of the Board and Director

Date: May 6, 2020	By:	*
William K. Lavin
Director

Date: May 6, 2020	By:	*
Phillip M. Martineau
Director

Date: May 6, 2020	By:	*
Lauren M. Tyler
Director

Date: May 6, 2020	By:	*
Raymond L.M. Wong
Director

*By:	/s/ Weston M. Hicks
Weston M. Hicks
Attorney-in-fact